UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 15, 2008 (January 11, 2008)
SOLAR ENERTECH CORP.
(Exact name of Registrant as Specified in its Charter)
NEVADA
(State or Other Jurisdiction of Incorporation)

000-51717 (Commission File Number)	98-0434357 (I.R.S. Employer Identification Number)
1600 Adams Drive
Menlo Park, CA 94025
(Address of Principal Executive Offices, including Zip Code)
(650) 688-5800
(Registrant’s Telephone Number, including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SIGNATURES
EX-10.29 FORM OF SECURITIES PURCHASE AGREEMENT DATED AS OF JANUARY 11, 2008
EX-10.30 FORM OF SERIES C WARRANT DATED AS OF JANUARY 11, 2008
EX-99.1 PRESS RELEASE DATED JANUARY 15, 2008

Item 1.01. Entry into a Material Definitive Agreement
On January 11, 2008, Solar Enertech Corp. (the “Company”) sold 24,318,181 shares of its common stock (“Common Stock”) and 24,318,181 Series C Warrants (“Warrants”) to purchase shares of Common Stock for an aggregate purchase price of $21.4 million in a private placement offering (“Offering”) to “institutional” and accredited investors (“Investors”) pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The exercise price of the Warrants is $1.00 per share. The Warrants are exercisable for a period of 5 years from the date of issuance of the Warrants. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.
Knight Capital Markets, LLC, an NASD member firm, acted as sole placement agent (“Placement Agent”) and Ardour Capital Investments, LLC acted as a selected dealer in connection with the Offering. For its services in connection with this closing, the Placement Agent and selected dealer received an aggregate of a 6.0% cash commission, a 1.0% advisory fee and 1,215,909 warrants (“Placement Agent Warrants”) to purchase shares of Common Stock, exercisable at $0.88 per share.
Neither the shares of Common Stock nor the shares of Common Stock underlying the Warrants sold in this Offering were granted registration rights.
Additionally, in connection with the Offering all of the Company’s Series A and Series B Warrant holders waived their full ratchet anti-dilution and price protection rights previously granted to them in connection with the Company’s March 2007 Convertible Note and Warrant Financing.
The foregoing summary of the terms and conditions of the Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto.
Item 3.02. Unregistered Sales of Equity Securities
See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of common stock and warrants.
Item 9.01. Financial Statements and Exhibits.
(a)	Exhibits.
10.29	Form of Securities Purchase Agreement dated as of January 11, 2008 (without schedules and exhibits)

10.30	Form of Series C Warrant dated as of January 11, 2008

99.1	Press Release dated January 15, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERTECH CORP.
Date: January 15, 2008	By:	/s/ Anthea Chung
	Name:	Anthea Chung
	Title:	Chief Financial Officer